Exhibit 4.6

SECOND AMENDING AGREEMENT to the Amended and Restated Credit Agreement dated as of June 16, 2015, as amended by a First Amending Agreement dated as of June 24, 2016, entered into in the City of Montreal, Province of Quebec, as of January 3, 2018,

AMONG:

VIDÉOTRON LTÉE, a company constituted in accordance with the laws of Quebec, having its registered office at 612 St. Jacques Street, 18th floor, in the City of Montreal, Province of Quebec (hereinafter called the “Borrower”)

AND:	THE LENDERS, AS DEFINED IN THE CREDIT AGREEMENT (the “Lenders”)

AND:

ROYAL BANK OF CANADA, AS ADMINISTRATIVE AGENT FOR THE LENDERS, a Canadian bank, having a place of business at 200 Bay Street, 12th floor, South Tower, Royal Bank Plaza, in the City of Toronto, Province of Ontario (hereinafter called the “Agent”)

WHEREAS the parties hereto are parties to a credit agreement originally dated as of November 28, 2000, as amended and restated as of July 20, 2011, as amended by a First Amending Agreement dated as of June 14, 2013, a Second Amending Agreement dated as of January 28, 2015, a Third Amending Agreement creating an Amended and Restated Credit Agreement dated as of June 16, 2015, and a First Amending Agreement dated as of June 24, 2016 (the “Original Credit Agreement”, and as amended pursuant to this Agreement, the “Credit Agreement”);

WHEREAS the Borrower has requested an amendment to the Original Credit Agreement to change the definition of “Tax Benefit Transaction”; and

WHEREAS the Lenders have unanimously agreed with the Borrower to the amendment contemplated hereby, and as such, the Lenders have complied with the provisions of Section 18.14 and 18.15 of the Original Credit Agreement, as evidenced by the signature of each party hereto on this Agreement;

NOW THEREFORE, THE PARTIES HERETO AGREE AS FOLLOWS:

I.                                        INTERPRETATION

All of the words and expressions which are capitalized herein shall have the meanings ascribed to them in the Original Credit Agreement unless otherwise indicated herein.

II.                                   AMENDMENT

1.                                      Subsection 1.1.149 of the Original Credit Agreement is amended, and now provides as follows:

““Tax Benefit Transaction” means, for so long as the Borrower is a direct or indirect subsidiary of Quebecor Inc. (“Quebecor”), any transaction between a member of the VL Group and Quebecor or any of its Affiliates, the primary purpose of which is to create tax benefits for any member of the VL Group or for Quebecor or any of its Affiliates; provided, however, that (1) the member of the VL Group involved in the transaction obtains a favourable tax ruling from a competent tax authority or a favourable tax opinion from a nationally recognized Canadian law or accounting firm having a tax practice of national standing as to the tax efficiency of the transaction for such member of the VL Group (except that such ruling or opinion shall not be required in respect of a transaction with substantially similar tax and transactional attributes as a previous Tax Benefit Transaction in respect of which such a tax ruling or opinion was obtained as certified by the Vice President Taxation of the Borrower (or any officer having similar functions)); (2) the Borrower delivers to the Agent a resolution of the board of directors of the Borrower to the effect the transaction will not prejudice the Lenders and certifying that such transaction has been approved by a majority of the disinterested members of such board of directors; (3) such transaction is set forth in writing; (4) such transaction either (a) causes all of the Security creating a Charge on any transferred assets to remain in full force and effect, or (b) provides for the replacement of such assets by different assets of a value, nature and kind acceptable to each of the Lenders, and which shall in any event be subject to the Security (and the assets so transferred that were previously Charged shall be released); and (5) the EBITDA is not reduced after giving pro forma effect to the transaction as if the same had occurred at the beginning of the most recently ended four fiscal quarter period of the Borrower for which internal financial statements are available; provided, however, that if such transaction shall thereafter cease to satisfy the preceding requirements as a Tax Benefit Transaction, it shall thereafter cease to be a Tax Benefit Transaction for purposes of this Agreement and shall be deemed to have been effected as of such date and, if the transaction is not otherwise permitted by this Agreement as of such date, the Borrower will be in Default hereunder if such transaction does not comply with the preceding requirements or is not otherwise unwound within 30 days of that date.”

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III.                              EFFECTIVE DATE AND CONDITIONS

1.                                      This Second Amending Agreement shall become effective as of January 3, 2018 (the “Effective Date”), subject to the fulfilment of all conditions precedent set out herein.

2.                                      On the Effective Date, the Original Credit Agreement shall be modified by the foregoing amendment.  The parties hereto agree that the changes to the Original Credit Agreement set out herein and the execution hereof shall not constitute novation and all the Security shall continue to apply to the Original Credit Agreement, as amended hereby, and all other obligations secured thereby.  Without limiting the generality of the foregoing and to the extent necessary, (i) the Lenders, the Agent and the Finnvera Facility Agent reserve all of their rights under each of the Security Documents, and (ii) each of the Borrower and the Guarantors obligates itself again in respect of all present and future obligations under, inter alia, the Credit Agreement.

3.                                      The Borrower shall pay all fees and costs, including all legal fees associated with this Agreement incurred by the Agent as contemplated and restricted by the provisions of Section 12.14 of the Credit Agreement.

4.                                      All of the representations and warranties of the Borrower contained in Article 11 of the Credit Agreement (except where qualified in Article 11 as being made as at a particular date) are true and correct on and as of the Effective Date as though made on and as of the Effective Date.

IV.                               MISCELLANEOUS

1.                                      All of the provisions of the Original Credit Agreement that are not amended hereby shall remain in full force and effect.

2.                                      This Agreement shall be governed by and construed in accordance with the Laws of the Province of Quebec.

3.                                      The parties acknowledge that they have required that the present agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto be drawn up in English.  Les parties reconnaissent avoir exigé la rédaction en anglais de la présente convention ainsi que de tous documents exécutés, avis donnés et procédures judiciaires intentées, directement ou indirectement, relativement ou à la suite de la présente convention.

[Signature pages follow]

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IN WITNESS WHEREOF THE PARTIES HERETO HAVE SIGNED THIS AGREEMENT ON THE DATE AND AT THE PLACE FIRST HEREINABOVE MENTIONED.

VIDÉOTRON LTÉE

Per:	/s/ Chloé Poirier
Chloé Poirier
Vice President and Treasurer

Signature Page – Vidéotron Ltée

Second Amending Agreement

ROYAL BANK OF CANADA, as Agent

Per:	/s/ Rodica Dutka
Rodica Dutka
Manager, Agency

THE REVOLVING FACILITY LENDERS:

ROYAL BANK OF CANADA		NATIONAL BANK OF CANADA

Per:	/s/ Pierre Bouffard	Per:	/s/ Luc Bernier
	Pierre Bouffard		Luc Bernier
	Authorized Signatory		Managing Director

		Per:	/s/ Bruno Levesque
Bruno Levesque
Managing Director

BANK OF AMERICA, N.A., Canada Branch		THE BANK OF NOVA SCOTIA

Per:	/s/ Adrian Plummer	Per:	/s/ Eddy Popp
	Adrian Plummer		Eddy Popp
	Associate		Director

		Per:	/s/ Abigail Denyer
Abigail Denyer
Associate Director

THE TORONTO-DOMINION BANK		BANK OF MONTREAL

Per:	/s/ Serge Cloutier	Per:	/s/ Martin Stevenson
	Serge Cloutier		Martin Stevenson
	Premier directeur / Director		Managing Director

Per:	/s/ Frederic Brunet
Frederic Brunet
Vice-President

Signature Page – Vidéotron Ltée

Second Amending Agreement

FÉDÉRATION DES CAISSES		CANADIAN IMPERIAL BANK
DESJARDINS DU QUÉBEC		OF COMMERCE

Per:	/s/ Catherine McCarthy	Per:	/s/ Philippe Boivin
	Catherine McCarthy		Philippe Boivin
	Directeur, Financement corporatif		Executive Director
Director, Corporate Banking

Per:	/s/ Robert Labelle	Per:	/s/ Anissa Rabia-Zeribi
	Robert Labelle		Anissa Rabia-Zeribi
	Directeur, Financement corporatif		Executive Director
Director, Corporate Banking

HSBC BANK CANADA			JPMORGAN CHASE BANK, N.A.

Per:	/s/ Eric Striegler	Per:	/s/ Jeffrey Coleman
	Eric Striegler		Jeffrey Coleman
	Head of Multinationals		Executive Director

Per:	/s/ Casey Coates
Casey Coates
Managing Director, Global Banking

THE BANK OF TOKYO—MITSUBISHI UFJ, LTD., CANADA BRANCH			CITIBANK, N.A., Canadian Branch

Per:	/s/ (signature)	Per:	/s/ Agha Murtaza
Agha Murtaza
Authorized Signatory

MIZUHO BANK, LTD.			ICICI BANK CANADA

Per:	/s/ Brad C. Crilly	Per:	/s/ Akshay Chatuverdi
	Brad C. Crilly		Akshay Chatuverdi
	Managing Director		Senior Vice President Corporate &
Commercial Banking

		Per:	/s/ Saiprasad Somayajula
Saiprasad Somayajula
AVP — Retail Operations

Signature Page — Vidéotron Ltée

Second Amending Agreement

LAURENTIAN BANK OF CANADA

Per:	/s/ Christian Mailhot
Christian Mailhot
Loan Syndication

Per:	/s/ Jordan McGregor
Jordan McGregor
Portfolio Manager

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HSBC BANK PLC, as Finnvera Facility Agent

Per:	/s/ (signature)

THE FINNVERA TERM FACILITY LENDERS:

HSBC BANK PLC		THE TORONTO-DOMINION BANK

Per:	/s/ (signature)	Per:	/s/ Vince Chang
Vince Chang
Managing Director

		Per:	/s/ Sumit Paliwal
Sumit Paliwal
Director

SUMITOMO MITSUI BANKING
CORPORATION, CANADA BRANCH

Per:	/s/ Steve Nishimura
Steve Nishimura
Managing Director

Signature Page — Vidéotron Ltée

Second Amending Agreement

The undersigned acknowledge having taken cognizance of the provisions of the foregoing Second Amending Agreement and consent thereto, and agree that the Guarantees and Security executed by them (A) remain enforceable against them in accordance with their terms, and (B) continue to guarantee or secure, as applicable, all of the obligations of the Persons specified in such Guarantees and Security Documents in connection with the Credit Agreement as defined above, and as amended hereby:

9293-6707 QUÉBEC INC.		9176-6857 QUÉBEC INC.

Per:	/s/ Chloé Poirier	Per:	/s/ Chloé Poirier
	Chloé Poirier		Chloé Poirier
	Vice President and Treasurer		Vice President and Treasurer

VIDÉOTRON INFRASTRUCTURES INC.		4DEGRÉS COLOCATION INC. /
4DEGREES COLOCATION INC.

Per:	/s/ Chloé Poirier	Per:	/s/ Chloé Poirier
	Chloé Poirier		Chloé Poirier
	Vice President and Treasurer		Vice President and Treasurer

9529454 CANADA INC.		8480869 CANADA INC.

Per:	/s/ Chloé Poirier	Per:	/s/ Chloé Poirier
	Chloé Poirier		Chloé Poirier
	Vice President and Treasurer		Vice President and Treasurer

FIBRENOIRE INC.		SYSTEMES DE FIBRES P2P DU CANADA LTÉE/ CANADIAN P2P FIBRE SYSTEMS LTD.

Per:	/s/ Chloé Poirier	Per:	/s/ Chloé Poirier
	Chloé Poirier		Chloé Poirier
	Vice President and Treasurer		Vice President and Treasurer

Signature Page — Vidéotron Ltée

Second Amending Agreement